EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Sontra Medical Corporation on Form S-3 of our report, dated January 30, 2004, included in the Annual Report on Form 10-KSB of Sontra Medical Corporation for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ WOLF & COMPANY, P.C.
Wolf & Company, P.C.

Boston, Massachusetts

April 14, 2004